UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 5, 2023

Date of Report (date of earliest event reported)

Lulu’s Fashion Lounge Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41059	20-8442468
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

195 Humboldt Avenue

Chico,California 95928

(Address of Principal Executive Offices) (Zip Code)

(530) 343-3545

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per Share	LVLU	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On March 5, 2023, the board of directors (the “Board”) of Lulu's Fashion Lounge Holdings, Inc. (the “Company” or “Lulus”) appointed Tiffany R. Smith as the Company’s Chief Financial Officer, effective March 6, 2023 (the “Effective Date”).

Ms. Smith, age 47, joined Lulus in April 2021 as its Vice President of Finance where she oversaw all aspects of accounting, internal and external financial reporting, tax and external audits. She also managed the critical financial reporting aspects leading up to Lulus’ successful IPO in November 2021. Prior to joining Lulus, she held finance leadership roles at several consumer facing retail and e-commerce companies, including as the VP, Controller of Fashion Nova from September 2020 through April 2021 and the VP of Finance of Hot Topic from September 2018 through July 2020. Ms. Smith also held various finance leadership positions at Nordstrom from January 2008 through September 2018, including as the Controller of Nordstrom’s online, off-price division, and the Director of Internal Audit. Prior to joining Nordstrom, she held various audit and accounting roles of increasing responsibility in other industries and at other companies, including Deloitte & Touche LLP. Ms. Smith holds a CPA license in California and received an M.B.A. degree in Business Administration with an emphasis in Accounting and Finance from University of Michigan Ann Arbor and a B.S. degree in Finance from Oakland University.

There are no arrangements or understandings between Ms. Smith and any other person pursuant to which Ms. Smith was appointed to serve as Chief Financial Officer of the Company. Ms. Smith has no family relationships required to be disclosed pursuant to Item 401(d) of Regulation S-K. There are no related party transactions between the Company and Ms. Smith which would require disclosure under Item 404 of Regulation S-K.

Compensation Terms for Ms. Smith

The Company and Ms. Smith plan on entering into an employment agreement as soon as practicable. The Compensation Committee and the Board have approved the following compensation terms for Ms. Smith to be documented in the employment agreement and effective as of the Effective Date:

Term:

The initial term of employment commences on the Effective Date and ends on December 31, 2024, and shall be automatically extended for an additional one-year period unless the Company or Ms. Smith provides at least 60 days prior written notice that the term shall not be extended.

Position; Reporting:	Ms. Smith will serve as the Company’s Chief Financial Officer, reporting to the Company’s Chief Executive Officer.
Base Salary:	Base salary of $385,000, payable with the Company’s customary payroll practices.
Annual Bonus:	Annual bonus target of 50% of base salary (actual bonus attained may be greater or lesser than target based on performance and pursuant to the Company’s bonus policies and plans at that the time).
Equity Award:	Initial grant of Restricted Stock Units ("RSUs") for the fiscal year 2023 with a target value of $385,000 (the "RSU Award"). Subject to the terms of Ms. Smith’s employment agreement, the applicable RSU Award Agreement and the Lulu’s Fashion Lounge Holdings, Inc. Omnibus Equity Plan (the "Plan"), and provided that she remains employed through such vesting date, the RSU Award will vest in three (3) substantially equal installments annually on the following dates: March 8, 2024, March 7, 2025, and March 6, 2026.

Severance:	For involuntary termination by the Company, other than for cause, or a termination by Ms. Smith for good reason, severance equivalent to twelve (12) months' base salary subject to offset in the case of a new engagement, pro-rata bonus and COBRA premiums. For non-renewal by the Company without cause, severance equivalent to twelve (12) months' base salary subject to offset in the case of a new engagement and COBRA premiums.

Chief Executive Officer's Employment Agreement

As previously announced in the Current Report on Form 8-K filed by the Company on November 15, 2022, the Board of the Company approved a leadership succession plan that became effective on the Effective Date. Specifically, the Board approved the appointment of Crystal Landsem as Chief Executive Officer. On March 5, 2023, the Company entered into an employment agreement with Ms. Landsem for her service as Chief Executive Officer (the “CEO Employment Agreement”), which became effective on the Effective Date. Below is a summary of the principal terms of the CEO Employment Agreement.

Term:

The CEO Employment Agreement provides for a four-year term, commencing on the Effective Date, and shall be automatically extended for additional one-year periods unless the Board or Ms. Landsem provides at least 60 days prior written notice that the term shall not be extended.

Position; Reporting:	Under the terms of the CEO Employment Agreement, Ms. Landsem will serve as the Company’s Chief Executive Officer, reporting to the Board.
Base Salary:	The CEO Employment Agreement provides a base salary of $500,000, payable with the Company’s customary payroll practices.
Annual Bonus:

The CEO Employment Agreement provides an annual bonus target equal to 80% of Ms. Landsem’s base salary for the 2023 fiscal year (with target amounts for fiscal years after 2023 determined by the Compensation Committee, which shall in no event be less than a target of 80% of base salary), subject to her being employed with the Company on the date that the annual bonus is paid. The actual bonus amount may be greater or less than the target bonus based on performance against bonus key performance indicators which are to be reviewed annually and recommended by the Compensation Committee and approved by the Board.

Equity Awards:

The CEO Employment Agreement provides that Ms. Landsem is entitled to a grant of 1,811,572 RSUs pursuant to the terms of the CEO Employment Agreement, the applicable RSU Award Agreement and the Plan, and subject to Ms. Landsem’s continued employment under the terms of the CEO Employment Agreement, which will vest in quarterly installments beginning on June 30, 2023 through December 31, 2026 as set forth in the CEO Employment Agreement.

Ms. Landsem will also be entitled to a grant of 1,811,571 Performance Stock Units ("PSUs") pursuant to the terms of the CEO Employment Agreement and the Plan, and subject to Ms. Landsem’s continued employment under the terms of the CEO Employment Agreement, which will vest as follows: (a) 603,857 PSUs will vest when both of the following have occurred (i) the Volume-Weighted Average Price ("VWAP") of the Company's common stock over trailing ten (10) trading days equals or exceeds $7.50, and (ii) Ms. Landsem remains employed under the terms of the CEO Employment Agreement on March 5, 2024; (b) 603,857 PSUs will vest when both of the following have occurred (i) the VWAP of the Company's common stock over the trailing ten (10) trading days equals or exceeds $10.00, and (ii) Ms. Landsem remains employed under this terms of the CEO Employment Agreement on March 5, 2025; and (c) 603,857 PSUs will vest when both of the following have occurred (i) the VWAP of the Company's common stock over trailing ten (10) trading days equals or exceeds $12.50, and (ii) Ms. Landsem remains employed under the terms of the Agreement on March 5, 2026.

Change in Control:

In the event that Ms. Landsem is terminated by the Company without Cause (as defined in the CEO Employment Agreement) or Ms. Landsem terminates for Good Reason (as defined in the CEO Employment Agreement) within (3) three months prior to or twelve (12) months following a Change in Control (as defined under the Plan) the unvested RSUs will be 100% vested upon the consummation of a Change in Control and the PSUs will be vested based on achievement of the applicable performance criteria at the time of the Change in Control (based on the per share price that an acquirer has agreed to pay for the Company's common stock) linearly interpolated between attainment levels.

Termination:

With the exception of termination of Ms. Landsem's employment due to her death, any termination of Ms. Landsem's employment by the Company for any reason, or by Ms. Landsem for any reason, shall be communicated by a written notice of termination that indicates the specific termination provision in the CEO Employment Agreement being relied upon and specifies a termination date, which may be the date of the notice, except that in the event of a termination by Ms. Landsem without Good Reason, the termination date shall not be less than sixty (60) days after such notice, unless otherwise agreed to by the parties.

Severance:

If Ms. Landsem's employment is terminated by the Company without Cause or by Ms. Landsem with Good Reason, then subject to Ms. Landsem's continued compliance with the terms of the CEO Employment Agreement and her execution and delivery of a release of claims (a form of which is attached to the CEO Employment Agreement), Ms. Landsem will be entitled to the following severance in addition to the Accrued Rights (inclusive of the Accrued Bonus) (both as defined in the CEO Employment Agreement): (i) an aggregate amount equal to her then-current annual base salary for a period of twelve (12) months following the termination date; (ii) reimbursement for monthly COBRA premiums for a period ending on the earlier of the first anniversary of the termination date or the date on which Ms. Landsem becomes eligible for medical coverage provided by a new employer, subject to Ms. Landsem timely electing COBRA; (iii) one hundred percent (100%) vesting of any unvested portion of Ms. Landsem’s Restricted Stock Unit Award, dated January 4, 2022; and (iv) any equity-based incentive award(s) that would have vested during the ninety (90) day period immediately following the date of such termination of employment shall immediately become fully vested.

Restrictive Covenants:

Under the CEO Employment Agreement, Ms. Landsem is subject to restrictive covenants relating to non-solicitation and non-disparagement. Ms. Landsem has also agreed to certain covenants regarding the confidential information of the Company and the Company's intellectual property.

Clawbacks:	Under the CEO Employment Agreement, Ms. Landsem acknowledges that the Company may be entitled or required by law, the Company's clawback policy or the requirements of a stock exchange to recoup compensation paid to Ms. Landsem pursuant to the CEO Employment Agreement or otherwise and Ms. Landsem agrees to comply with any such request or demand for recoupment by the Company.

The foregoing description of the CEO Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Employment Agreement, a copy of which is included as Exhibit 10.1 to this report, and incorporated herein by reference.

President and Chief Information Officer's Amended Employment Agreement

On March 5, 2023, the Company and Mark Vos entered into an amendment to his employment agreement (the "Amended Employment Agreement"), which amends his employment agreement, dated May 12, 2022, and previously filed as Exhibit 10.2 in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, primarily to reflect the change in his title to President and Chief Information Officer and effect a change to his reporting structure so that Mr. Vos will report to the Executive Chairman as of the Effective Date.

The foregoing description of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Employment Agreement, a copy of which is included as Exhibit 10.2 to this report, and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 6, 2023, the Company issued a press release announcing the appointment of Tiffany Smith as Chief Financial Officer effective March 6, 2023, which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
10.1	Employment Agreement, dated as of March 5, 2023, among Lulu's Fashion Lounge Holdings, Inc., Lulu's Fashion Lounge, LLC and Crystal Landsem.
10.2	Amendment to Employment Agreement, dated as of March 5, 2023, among Lulu's Fashion Lounge Holdings, Inc., Lulu's Fashion Lounge, LLC and Mark Vos.
99.1	Press release issued by Lulu's Fashion Lounge Holdings, Inc. on March 6, 2023 relating to the appointment of Tiffany R. Smith as Chief Financial Officer.
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023	Lulu’s Fashion Lounge Holdings, Inc.

	By:	/s/ Crystal Landsem
Crystal Landsem Chief Executive Officer